UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)	February 12, 2015 (February 9, 2015)

SHOE CARNIVAL, INC.
(Exact name of registrant as specified in its charter)

Indiana	0-21360	35-1736614
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7500 East Columbia Street, Evansville, IN	47715
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(812) 867-6471

Not Applicable
(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On February 9, 2015, Kathy A. Yearwood notified Shoe Carnival, Inc. (the “Company”) of her intention to retire from the Company and resign from her positions as Senior Vice President - Controller and Chief Accounting Officer.  Ms. Yearwood will continue to serve as Senior Vice President – Controller and Chief Accounting Officer until such time as a suitable replacement has been hired and her duties have been effectively transitioned, which the Company expects will occur on or about July 1, 2015.  Ms. Yearwood is resigning her positions with the Company to pursue other personal interests outside of the corporate environment, and her decision to resign was not due to any disagreement with the Company over any of its operations, policies or practices.   The Company would like to thank Ms. Yearwood for her 12 plus years of dedicated service.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SHOE CARNIVAL, INC.

Dated: February 12, 2015	By:	/s/ W. Kerry Jackson
W. Kerry Jackson
Senior Executive Vice President Chief Operating and Financial Officer and Treasurer

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